Exhibit 10.45

Agricultural Bank of China Co., Ltd.

Circulating Capital Loan Contract

No. 35010120100001548

Agricultural Bank of China

Respected customers: In order to protect your legitimate rights and interests, please read all clauses (especially those in bold) in this contract carefully and pay attention to your rights and obligations hereunder before signing the contract. Please consult the lender if you have any doubt in this contract.

Contents

Article 1	Definition	2
Article 2	Commitment of Borrower	3
Article 3	General Terms	3
3.1	Types of loans	3
3.2	Purpose of loan	4
3.3	Interest rate, default interest and compound interest	4
3.4	Withdrawal, payment of loan	6
3.5	Supervision of financial index	8
3.6	Supervision of account	8
3.7	Repayment	8
3.8	Loan note	10
3.9	Guarantee	10
3.10	Rights and obligations	10
Article 4	Supplementary Provisions	12
4.1	Conditions for use of loan	12
4.2	Other terms	12
Article 5	Legal Liabilities	12
Article 6	Other Matters	14

Borrower (full name): Fujian Province Baisha Fire Control Industrial Trading Co., Ltd

Domicile (address): Baisha Industry Area, Meilin, Nan AN City

Tel: 0595-86760099             Fax: 0595-86750000

Legal representative/principal: Zhuge Zhuang

Lender (full name): Agricultural Bank of China Nan An City Branch

Domicile (address): Chenggong Street No 372, Nan An City

Tel: 0595-86356030             Fax: N/A

Legal representative/principal: Wubin Zhou

This contract is concluded in accordance with relevant state laws and regulations after achieving agreement through consultation.

Article 1 Definition

Unless otherwise agreed, the meanings of the following terms hereunder are as follows:

1.1	Term of loan: It includes general term of loan and term of single loan. General term of loan refers to the period from the issuing day of the first loan to the agreed date of the borrower paying off principals and interests of all loans in the contract. Term of single loan refers to the term from the issuing day of one single loan in batch withdrawal to the agreed date of the borrower paying off this loan.

1.2	Limit of loan: It refers to the quota of principal provided by the lender to the borrower in the agreed validity period of limit in the contract. The borrower could recycle the loan within the loan limit and its validity period, but the sum of loan amount applied by the lender and outstanding loan principal balance hereunder shall not exceed the limit of loan. The limit of loan unused will become void automatically on expiration of the validity period of the limit.

1.3	Self-service electronic channel: It refers to E-bank, telephone bank, cash management channel and other E-channels provided by the lender for withdrawal in the loan mode of self-service recyclable circulating capital.

1.4	Day: It refers to working day. If a period expires on an national holiday or public holiday, it shall expire on the first working day following that national holiday or public holiday.

1.5	LIBOR/HIBOR: It refers to London/Hong Kong interbank offered rate in corresponding period of two working days before the value date published by Reuters.

1.6	Laws and regulations: They include laws, administrative regulations, local codes and regulations, rules, judicial interpretation and other regulations with legal force in People’s Republic of China.

Article 2 Commitment of Borrower

The commitments of borrower are as follows:

2.1	Loan application shall be in conformity with laws and regulations. The borrower shall be an enterprise legal person or an institution established according to laws and approved and registered by relevant authorities, or other organization that could be a borrower prescribed by the state. The borrower shall have good credit and no significant record of bad credit. Purpose of loan and source of repayment shall be definite and lawful. There are no other circumstances of violation of laws and regulations.

2.2	The act of signing the contract has no defect. The lender has gone through necessary formalities according to laws and regulations or articles of association of company in order to sign this contract or fulfill obligations in this contract. The person that signs or affixes seal on this contract shall be legal representative/principal or authorized agent of the borrower. Positively go through or coordinate with the lender in handling contract approval, registration or filing formalities. There shall be no other reasons of the borrower that may result in severability of the contract.

2.3	The guarantee provided shall be lawful and effective. The borrower shall guarantee that the guarantor has gone through necessary formalities according to laws and regulations or articles of association of company in order to sign guarantee contract or fulfill obligations in guarantee contract; The guarantor has the right to create security with the guaranty; the person signing guarantee contract shall be authorized signatory; Urge the guarantor to actively go through or coordinate with the lender in handling guarantee contract approval, registration or filing formalities, and registration formality of guarantee. There shall be no other circumstances of severability or possibilities of significant adverse changes in the guarantee.

2.4	Fulfill rights and obligations in the contract honestly. Use the loan legitimately according to the agreed time limit, purpose, ways and etc. and do not use it in illegal activities; Actively cooperate with relevant state authorities and the lender in loan payment management, post loan management and relevant inspections; Repay the loan timely and in full amount as agreed hereunder and do not evade repayment of debts in any form; Promptly secure the approval of the lender before investment, material increase of debt financing, company merger, division, stock right transfer and other significant adverse event; There shall be no other circumstances of contract obligation violation.

2.5	The documents provided by the borrower related to information of the borrower, guarantor and shareholder shall be true, complete, accurate, lawful and valid.

Article 3 General Terms

3.1	Types of loans

The lender shall grant loan to the borrower according to the following (1) types of loans.

(1)	General circulating capital loan

	Loan currency and amount (in words): RMB FIVE MILLION ON (¥5, 000, 000.00);

‚	General term of loan (in words): TWELVE MONTHS;

ƒ	Amount and term of single loan: N/A;

Amount of loan	Issuing date	Term of loan
RMB five million	July 27, 2010	Twelve months

(Annexed table added due to insufficiency of the columns is an integral part of this contract.)

(2)	Recyclable circulating capital loan

	Loan limit currency and amount (in words): N/A;

‚	Validity term of limit (in words): From N/A to N/A;

(3)	Self-service recyclable circulating capital loan

	Loan limit currency and amount (in words): N/A;

‚	Validity term of limit (in words): From N/A to N/A;

3.2	Purpose of loan

The loan hereunder shall be used in purchase steel board, etc.

3.3	Interest rate, default interest and compound interest

3.3.1 Interest rate of loan

3.3.1.1 For Renminbi loans, the interest rate shall be determined according to the following (2) types:

(1) Fixed rate: (increase/decrease ) the corresponding benchmark rate N/A of the same level over the same period published by the People’s Bank on (withdrawal day of each single loan/signing date of the contract) and within (single loan term/general term of loan) by N/A % until the maturity date.

(2) Floating rate: (Increase/decrease) the corresponding benchmark rate decrease of the same level over the same period published by the People’s Bank on withdrawal day of each single loan (withdrawal day of each single loan/signing date of the contract) and within single loan term (single loan term/general term of loan) by 10 % until the maturity date. Take one (in words) month as one cycle of floating rate adjustment. From the corresponding day of loan of the first month in the cycle following adjustment of the benchmark rate of RMB loan of the People’s Bank, the new loan rate shall be determined on the basis of benchmark rate of corresponding limit and level after adjustment without further notice from the lender to the borrower. The last day of the month shall be considered to be corresponding day of loan in case there is no such corresponding day of loan.

(3) Other types: N/A

3.3.1.2 For foreign exchange loans, the interest rate shall be determined according to the following N/A types:

(1) Loan compounded by N/A % spread of N/A (in words) months N/A (LIBOR/HIBOR) shall be on the basis of N/A (in words) months’ floating rate of loan.

(2) Execute annual interest rate of N/A % until the maturity of loan.

(3) Other types: N/A

3.3.2 Mode of interest and interest settlement

3.3.2.1 Interest of loan is settled by month (month/quarter/year) and the interest settlement day is the 20th day of each month (month/quarter/year). The borrower shall pay the interest on each interest settlement day. In case the last call date of loan principal is not an interest settlement day, the interest unpaid shall be paid off with the principal.

3.3.2.2 Interest of loan with fixed interest shall be calculated on the basis of agreed interest rate. Interest of loan with floating interest shall be calculated on the basis of interest rate determined in the floating period. In case of multiple floating in one single interest period, first calculate interest in each floating period and add it to general interest of each floating period. Interest shall be calculated as agreed for loan with other interest rates.

3.3.2.3 In case maturity date of loan is a legal holiday or public holiday, normal payment due date shall be postponed to the first working day following this legal holiday or public holiday, and interest shall be calculated as agreed in the extended period.

3.3.3 Default interest

3.3.3.1 In case the borrower fails to repay the loan principal by the time limit as agreed, the lender could charge default interest for the overdue amount of loan from the day following the due date by increasing the agreed interest rate by fifty (in words) percent until the principal and interest are paid off.

3.3.3.2 In case the borrower fails to use the loan for purpose agreed hereunder, the lender could charge default interest for the defaulting used loan from the date of defaulting use by increasing the agreed interest rate by one hundred (in words) percent until the principal and interest are paid off.

3.3.3.3 In case one loan is overdue and not used as agreed hereunder, the default interest rate shall be whichever is higher.

3.3.4 Compound interest

In case the borrower fails to pay interest as agreed, the lender could charge a compound interest by month (quarter/month) from the day following the due date. In case of interest unpaid as agreed, compound interest shall be calculated on the basis of the loan interest rate agreed hereunder before the maturity date and on the basis of default interest rate agreed hereunder after the maturity date; In case the loan is not used for purpose as agreed or interest is not paid on time in late period, compound interest shall be calculated on the basis of corresponding default interest rate agreed hereunder.

3.4	Withdrawal, payment of loan

3.4.1 Conditions of withdrawal

The borrower shall meet the following conditions for applying for withdrawal:

(1)	The borrower has the qualification of subject of assuming credit; its policy-making body or authority has reached a conclusion for agreement of borrowing according to law and has acquired approval of relevant authorities if it is needed.

(2)	Relevant guarantee formalities have been handled as required by the lender and the security is lawful and effective.

(3)	Use of the loans is in line with relevant laws and regulations, loan contract, agreement in business contract related to use of loans.

(4)	Relevant commitments made by the borrower when signing the contract are still true and effective with each withdrawal, have no significant or material adverse change, and have no other significant adverse circumstance that may affect performance of this contract.

(5)	Other agreement: N/A

3.4.2 Mode of withdrawal

3.4.2.1 General circulating capital loan

The borrower shall withdraw the loan according to agreed date and amount. In case the borrower needs to adjust the withdrawal plan, he shall file an application to the borrower 7 days in advance and adjust it after it is approved by the borrower. In case the borrower fails to go through the withdrawal formalities according to withdrawal plan agreed hereunder and fails to apply for delayed withdrawal, the lender could require the borrower to go through relevant formalities within a designated period of time; in case the borrower fails to go through the formalities, the lender could cancel all or part of loans not withdrawn and charge a compensation according to 0.5% of the canceled amount, and could re-determine whether to issue the loan and the conditions of withdrawal.

3.4.2.2 Recyclable circulating capital loan

3.4.2.2.1 The borrower could apply to the lender for withdrawing the loan one by one according to requirements within the loan limit, and go through withdrawal formalities after it is examined and approved by the lender. The term of one single loan shall not exceed N/A years, and the maturity date shall fall within six months after expiration of the validity period of the limit.

3.4.2.2.2 When applying to withdraw the loan, the borrower shall submit to the lender written application of withdrawal, and provide business contract, invoices, other documents and materials related to use of loan.

3.4.2.3 Self-service recyclable circulating capital loan

The borrower could withdraw the loans one by one within the limit by trading counter or self-service E-channel according to requirements. The amount of one single loan shall not be lower than fifty thousand Yuan and shall be integral multiple of ten thousand Yuan. The term of loan shall not exceed one year and the maturity date shall not be later than the expiration date of validity period of the loan limit.

3.4.3 Payment of loan

3.4.3.1 Entrusted payment

3.4.3.1.1 In case one of the following circumstances exists, the borrower shall commission the lender to pay the loan to the counterparty of the borrower that is in line with this contract and agreed purpose in the business contract related to use of the loan:

(1) The payment object is definite and the amount of one single withdrawal exceeds 90% of the loan amount;

(2) The payment object is definite and the amount of one single withdrawal exceeds RMB Nine million (including the equivalence of foreign currency);

(3) Other circumstance agreed between the two parties: N/A

3.4.3.1.2 In case entrusted payment is used, the borrower shall submit to the lender around three days before to application of withdrawal and “Entrusted Payment Notice”, and provide business contract, invoices, other documents and materials related to use of loan. After they are examined and confirmed, the lender will pay the loan directly to the counterparty of the borrower through the account of the borrower. In case the withdrawal application of the borrower is not in line with withdrawal conditions hereunder, or the application of entrusted payment has inconformity with the contract, incomplete or untrue trading materials or other circumstances, the lender could refuse to issue or pay the corresponding loan. The lender assumes no liability for borrower’s breach of contract with his counterparty or other losses. The lender assumes no liability for delayed or failed payment of loan arising from inaccurate or incomplete payment information provided by the borrower.

3.4.3.1.3 In case the borrower applies to defer or withdraw the entrusted payment, he shall file the application to the lender in writing before the payment is made by the lender; the entrusted payment will be suspended and corresponding loan could be taken back after it is examined and confirmed by the lender. In this period, interest shall be calculated as agreed hereunder for the corresponding loan. In case the borrower wants to resume the entrusted payment after it is suspended, he shall handle it as agreed in Subparagraph 3.4.3.1.2.

3.4.3.1.4 Payment entrustment shall be attached no conditions. In case the borrower attaches conditions in the “Entrusted Payment Notice”, the conditions shall bring no obligations to the lender. Unless otherwise agreed in writing between the two parties, the lender bears no obligations of informing the borrower when handling entrusted payment, payment suspension, payment withdrawal, payment resumption and other issues.

3.4.3.1.5 In case entrusted payment is used, the lender has the right of restricting the payment acts through and withdrawal function of online bank, telephone bank, cash management channel and other non-counter channels of relevant accounts.

3.4.3.2 Autonomous payment

Except the circumstances agreed in Subparagraph 3.4.3.1.1 and 4.1.1, the borrower could pay the loan autonomously after it is issued to the account of the borrower. The borrower shall inform to the lender the payment situation of the loan capital as required by the lender, and shall promptly provide the lender with use record of the loan capital, business contract, invoices, other documents and materials related to use of the loan as required by the lender. The lender could check whether the loan is used in conformity with the agreed purpose through account analysis, document inspection, site survey and other ways.

3.4.3.3 The borrower shall not evade entrusted payment by breaking up the whole into parts, providing false information and other ways.

3.4.3.4 In case the borrower has decrease of credit status, weak profitability of main business, abnormal use of loan capital, paying the loan capital not as agreed hereunder and other circumstances, the lender could suspend issuance or payment of loan, or change the payment mode according to the following agreement: N/A

3.4.4 Returning of withdrawal

3.4.4.1 In case business contract, which is basis of the loan hereunder and related use of loan, could not be performed actually and completely, or is cancelled or invalid or other non-lender’s reasons, resulting in that amount of loan withdrawn by the borrower exceeds the actual amount needed for relevant transaction, or the trade capital is returned, the borrower shall return the corresponding loan capital to the lender.

3.4.4.2 In case the borrower fails to pay the loan capital as agreed, the lender has the right to withdraw the loan capital not paid as agreed.

3.4.4.3 Before the loan capital is returned to the lender as agreed in Subparagraph 3.4.4.1 and 3.4.4.2, interest shall be calculated and settled as agreed in Subparagraph 3.3.1 and 3.3.2.

3.5	Supervision of financial index

In case of the following N/A circumstances, the borrower shall implement the debt guarantee measures accepted by the lender as required by the lender, otherwise the seller could take the remedy measures agreed in Paragraph 5.3.

(1) Asset-liability ratio of the borrower reaches over N/A;

(2) Possible liability ratio of the borrower exceeds N/A;

(3) Operational cash flow of loan is minus in N/A consecutive years;

(4) Other: N/A;

3.6	Supervision of account

3.6.1 The following account is the capital collecting account of the borrower: 13550101040026130

3.6.2 The lender has the right to take the following supervision measures on the capital collecting account:

(1) Require the borrower to promptly provide information of inward and outward capital of the capital collecting account;

(2) Other: N/A

3.7	Repayment

3.7.1 Method of repayment

3.7.1.1 The borrower shall deposit the principal and interest of debt repayable in this period into the repayment account before the repayment due date, and irrevocably authorize the lender to transfer the capital from the account. In case the balance of the repayment is insufficient, the lender could lawfully transfer capital from other accounts of the borrower opened with each institutions of Agricultural Bank of China.

3.7.1.2 In case the lender exercises the right of offset according to laws and this contract, objection period of the borrower is seven days from the date when the lender informs the borrower in writing, orally or otherwise.

3.7.2 Sequence of repayment

3.7.2.1 Unless otherwise agreed by and between the two parties, the repayment of the borrower shall be made in the following sequence:

(1)	In case of several due debts between the lender and the borrower and repayment of the borrower is insufficient to pay off all the due debts, the debt repaid and the sequence of offset shall be determined by the lender;

(2)	In case the lender exercises the right of offset to the borrower according to laws and this contract, the offset debt and sequence shall be determined by the lender; in case the lender exercises right of subrogation according to laws, debt paid off by subordinate debtor and the sequence of oddest shall be determined by the lender;

3.7.2.2 In case the repayment of the borrower is insufficient to paying off the debts repayable, the lender could select to use the repayment for paying off principal, interest, default interest, compound interest, or fees for realizing creditor’s right.

3.7.3 Early repayment

3.7.3.1 The borrower could file a written application to the lender for early repayment seven days in advance and make early repayment after reaching an agreement through consultation with the lender. The repaying sequence of early repayment is applicable to the agreement in Subparagraph 3.7.2.

3.7.3.2 In case the borrower made early repayment, interest of the part repaid early shall be calculated according to the following (1) methods:

(1) Calculate interest according to actual term of loan and interest rate agreed;

(2) Calculate interest according to actual term of loan and agreed interest rate increased by N/A %;

(3) Other: N/A

3.7.3.3 In case the borrower made early repayment, the principal repaid shall be no less than one million Chinese Yuan and shall be integral multiple of one million Chinese Yuan.

3.7.3.4 In case the borrower made early repayment, the lender could charge the borrower fee of early repayment, the calculation method of which is (1);

(1) The remaining term of loan (by month and the term less than one month is calculated as one month)×Amount of early repayment × 1‰

(2) Other: N/A

3.7.3.5 In case the borrower repays part of the loan in advance, interest shall still be calculated on the basis of the interest rate agreed hereunder for the loan part unpaid.

3.7.4 Extension period

In case the borrower of general circulating capital loan fails to repay the loan according to the due date as agreed, the borrower could file an application to the lender for an extension period fifteen days before the maturity of loan, and sign an extension agreement with the lender after approved by the lender.

3.8	Loan note

3.8.1 Loan note is a component of this contract. In case the loan amount, withdrawal amount, repayment amount, issuing date and maturity date of the loan, term of the loan, interest rate, purpose of loan recorded in this contract are not in consistency with those in loan note, or the above contents are not recorded in this contract, the records of loan note shall prevail.

3.8.2 In case the borrower withdraws loan through self-service channels in the mode of self-service recyclable circulating capital loan, loan amount, withdrawal amount, repayment amount, issuing date and maturity date of the loan, term of the loan, interest rate, purpose of loan shall be subjected to the electronic transaction records formed by the self-service E-channels.

3.9	Guarantee

3.9.1 Guarantee mode of loan in this contract is: Mortgage guarantee and security guarantee.

3.9.2 Guarantee contract shall be signed otherwise between the lender and the borrower, the lender and the guarantor.

3.10	Rights and obligations

3.10.1 Rights and obligations of the borrower

(1) Withdraw the loan as agreed hereunder;

(2) Repay principal and interest of the loan on time and in full amount;

(3) Use the loan in accordance with regulations of laws and the contract; the borrower shall not use the loan in fixed asset, equity and other investment, or production and business in fields or purposes prohibited by the state;

(4) Accept and actively cooperate with the lender and its agent in supervision and inspection of financial activities, using of the loan and other issues; promptly submit materials and information related to use of the loan and finance as required by the lender, and other related materials and information required by the lender;

(5) The borrower shall file a written application to the lender in advance and to secure approval of the lender for conducting the following activities, in which the lender could participate:

 Carry out contracting, lease, shareholding reform, joint operation, combination, merger, acquisition, separation, registered capital reduction, joint venture, transfer of main asset, significant investment, bond issuance, wholesale financing, significant related party transaction, applying for suspension for rectification, dissolution, bankruptcy and etc.

‚ Provide large security guarantee for debts of a third party, mortgage or pledge main assets to a third party, which may affect repayment capability of the borrower;

ƒ The borrower has other circumstances that may result in significant changes of debtor-creditor relationship hereunder or affect the realization of creditor’s rights of the lender.

(6) The borrower shall inform the lender in writing within five days in case one if the following events occurs:

 The borrower and its legal representative, main principal or actual controller are involved in illegal activities;

‚ Stop production, suspended, cancelled, corporate business license revoked or canceled and etc.;

ƒ Financial situation deterioration, serious difficulty in production and operation, or significant adverse dispute occurs;

„ Other events that the borrower may have adverse effect on realization of creditor’s rights.

(7) The borrower shall inform the lender in writing within seven days in case one if the following events occurs:

 Changes in subordinate relationship, significant changes of senior management and significant adjustment of organizational structure;

‚ Significant changes in name, domicile, business scope and other items of industrial and commercial registration, or special items;

ƒ Increase of registered capital and material modification of contents of Articles of Association;

„ Changes of other important events of the borrower that may affect performance of liabilities;

(8) The borrower and its investors shall not evade debts to the lender by secretly withdrawing funds, assets transfer, or transferring shares by themselves and any other way, and shall not be involved in other activities that damage the interest of the lender;

(9) The borrower shall bear necessary fees for legal service, insurance, transportation, assessment, registration, custody, appraisal and notarization related to guarantee of this contract and hereunder;

(10) Other rights and obligations specified in laws and regulations or agreement between the two parties.

3.10.2 Rights and obligations of the lender

(1) Issue the loan to the borrower on time and in full amount; delay issuance of loan due to reasons of the borrower or other non-lender reasons is exempt;

(2) Have the right to supervise and inspect production operation, financial situation, materials inventory and loan use of the borrower on site or in other ways, and ask the borrower to provide related documents, materials and information;

(3) In case the borrower has circumstances that may affect security of the loan or debt repayment, or business suspension, production stop, registration cancellation, corporate business license revocation, bankruptcy, cancellation and major operational loss of the guarantor occurs, which may result in all or part of its guarantee capability or other circumstances, the value of as guarantee is decreased, the mortgage or pledge is damaged or lost by accident, which may affect realization of the security, the lender could require the borrower to correct it within a time limit, implement the creditor protection measures, provide other effective guarantee, or reduce or cancel the loan limit, stop issuing the loan, announce early expiration of this contract and early maturity of the loan hereunder, collect the loan in advance and so on;

(4) Other rights and obligations specified in laws and regulations or agreement between the two parties.

3.10.3 Other obligations

3.10.3.1 Each party have obligation of confidentiality for business secrets and other information related to interests that obtained in signing and performance of the contract, and shall not disclose or reveal the above information to any third party without approval of the party that the information belongs to, unless it is otherwise specified in laws and regulations.

3.10.3.2 After termination of the rights and obligations, each party shall fulfill necessary obligations of informing and assistance in accordance with principle of good faith.

Article 4 Supplementary Provisions

The following N/A are all applicable to loans under this contract and have binding effect on both parties; other unselected applicable terms in this Article have no binding effect on both parties;

4.1	Conditions for use of loan

4.1.1 Before the following conditions are met, the borrower shall secure approval of the lender before using the loan issued by the lender to account of the borrower according to the contract: N/A

4.1.2 Interest shall be calculated as agreed during the term of restriction of use of the loan.

4.1.3 Before conditions for use of loan are met, the borrower shall immediately inform the lender in case loan account of the borrower is enquired, froze or deducted by relevant authorities.

4.2	Other terms

The supplementary terms agreed between the two parties are as follows: N/A

Article 5 Legal Liabilities

5.1 The following acts of the borrower will constitute a breach of contract:

(1) Violate obligations agreed in this contract;

(2) Fail to fulfill the commitments specified in Article 2;

(3) Express definitely or by actions that it will not to repay the due or undue debts;

(4) Fail to fulfill all or part of the obligations under other contracts between the borrower and lender and the lender announces the borrower’s breach of contract;

(5) Other circumstances that the borrower does not perform the contract or part of the contract.

5.2 In case of one of the following circumstances, the lender could terminate this contract or other contracts between the two parties:

(1) The borrower or guarantor breaks the contract;

(2) The repayment capabilities of the borrower or guarantor may have significant adverse changes;

(3) Mortgage or pledge may be subjected to great damage or value impairment;

(4) Adjustment occurs to national policy which may have significant adverse effect on security of loan;

(5) The borrower has significant breach of contract with other creditors;

(6) Other circumstances that the contract could be terminated according to laws or as agreed between the two parties.

In case the lender terminates this contract, objection period of the borrower is seven days from the date when the lender informs the borrower in writing, orally or otherwise.

5.3 In case the circumstances specified in Paragraph 5.1 and 5.2 occur, the lender could take the following remedy measures:

(1) Require the borrower and guarantor correct violations or other adverse circumstances for loan security within a time limit, implement other debt guarantee measures or provide other effective guarantee;

(2) In case the borrower fails to use the loan, repay the loan and pay interest payable as agreed, charge default interest and compound interest as agreed hereunder until the principal and interest are paid off;

(3) Reduce or cancel the loan limit, stop issuing the loan, and collect the loan issued in advance, announce maturity of loans under other loan contracts between the borrower and lender;

(4) Exercise offset and other lawful or agreed rights;

(5) Require the borrower to bear compensation for damages or other legal liabilities;

(6) Take responding asset preservation measures or other legal measures;

(7) Publicly disclose the borrower’s breach of contract;

(8) Other remedy measures: N/A

5.4 In case the lender realizes creditor’s right through litigation, arbitration and other methods due to borrower’s breach of contract, the borrower shall bear legal fees, travel expense, execution fees, appraisal fee, and other necessary expenses for realizing creditor’s right.

5.5 In case the lender fails to issue loan to the borrower on time and in full amount on the premise that the borrower fulfills obligations hereunder, the lender shall compensate for the actual losses of the borrower therefrom.

Article 6 Other Matters

6.1	Notice

Notice and various communications shall be sent to the other party according to mail address, telex numbers or other contact information; in case of changes of contact information of one party, the other party shall be promptly informed.

6.2	Settlement of dispute

6.2.1 Disputes shall be settled through consultation between the two parties; in case no agreement is agreed, it shall be settled according to the (1) method:

(1) Institute a proceeding to People’s Court in the place of the lender;

(2) Submit it to N/A for arbitration;

6.2.2 The terms of contract not involved in dispute shall be performed continuously during the period of proceeding or arbitration.

6.3	Validity of contract

6.3.1 This contract shall come into force on the day on which it is signed by or affixed with seals of the borrower and lender;

6.3.2 Place of signature: Nan An City

6.3.3 Before expiration of this contract, in case changes of laws and regulations make part or all terms of the contract go against requirements of laws and regulations, and relevant state authorities require execution of new laws and regulations, the lender could execute relevant issues according to new laws and regulations, unless it is otherwise agreed between the two parties.

6.3.4 Issues not covered by this contract shall be determined through negotiation between the two parties.

6.3.5 This contract is in duplicate, which have the same legal effect; the borrower, the lender and the guarantor each hold one.

Declaration of the borrower: The lender has prompted relevant terms (especially those in bold) to us according to laws, and has made explanations for definitions, contents and legal effect of relevant terms as required by us; we have had knowledge of and understood the above terms.

Borrower (seal):

Legal representative/principal

Or authorized agent: /s/ Zhuge Zhuang

July 27, 2010

Lender (seal):

Legal representative/principal:

Or authorized agent: /s/ Wubin Zhou

July 27, 2010